                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80147) pertaining to the 1993 Stock Option Plan, 1994 Directors' Stock Option Plan and Directors' Warrants of SigmaTron International, Inc. of our report dated June 20, 1997, except for Note 16, as to which the date is July 1, 1997, with respect to the consolidated financial statements and schedule of SigmaTron International, Inc included in the Annual Report (Form 10-K) for the year ended April 30, 1997.

                                                            ERNST & YOUNG LLP



Chicago, Illinois
July 14, 1997